Exhibit 10.1

FOURTH Amendment

to AMENDED AND RESTATED Loan and security agreement

THIS FOURTH AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 12th day of September, 2016 by and between Silicon Valley Bank (“Bank”) and TUBEMOGUL, INC., a Delaware corporation (“Borrower”) and successor by merger to TubeMogul, Inc., a California corporation (“TubeMogul California”).

Recitals

A.Bank and TubeMogul California entered into that certain Amended and Restated Loan and Security Agreement dated as of August 21, 2013, as amended by that certain Assumption and Amendment Agreement dated as of March 19, 2014 by and among Borrower, TubeMogul California, and Bank, as amended by that First Amendment to Amended and Restated Loan Agreement dated April 18, 2014, that Second Amendment to Amended and Restated Loan Agreement dated as of December 23, 2015, and that Third Amendment to Amended and Restated Loan Agreement dated as of June 29, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower and Bank desire to amend certain provisions of the Loan Agreement as set forth in this amendment.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 6.2(a) (Transaction Report).  Section 6.2(a) of the Loan Agreement is amended to read as follows:

(a)Transaction Report.  Within thirty (30) days after the last day of each month in which a Revolving Advance is outstanding, aged listings of accounts receivable and accounts payable (by invoice date, and as of the last day of such period), duly completed and signed by a Responsible Officer (the “Transaction Report”), provided that, if (i) for such reporting period, Borrower’s Adjusted Quick Ratio is equal to or less than 1.30 to 1.00, and (ii) the aggregate amount of outstanding Revolving Advances at all times during such reporting period is less than $10,000,000, Borrower shall provide the Transaction Report within thirty (30) days after the last day of Borrower’s fiscal quarter;

2.2Section 6.9 (Financial Covenants).  Section 6.9 of the Loan Agreement is amended to read as follows:

6.9 Financial Covenants.

(a)Minimum Gross Profit.   Borrower shall maintain gross profit, measured on a consolidated basis, for each trailing six month period of at least 80% of the amount set forth in the Plan, tested as of the last day of each month, provided that the requirements of this Section 6.9(a) shall only apply if, at the end of a given month, Borrower’s Adjusted Quick Ratio is less than 1.30 to 1.00.

(b)Adjusted Quick Ratio. Maintain an Adjusted Quick Ratio of at least 1.10 to 1.00, tested as of the last day of each month, provided that the requirements of this Section 6.9(b) shall only apply to a given month if Borrower shall fail to maintain, as of the last day of such month, gross profit equal at least to 85% of the Plan, measured on a consolidated, trailing six-month basis.

2.3Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replace with the following, or are added to Section 13.1 in alphabetical order:

“Adjusted Quick Ratio” means, as of the date of determination, a ratio of Quick Assets to Current Liabilities. Quick Assets must include at least $25,000,000,000 of cash or Cash Equivalents.

“Plan” shall mean the consolidated financial projections delivered by Borrower to Bank on April 25, 2016, or, for fiscal year 2017 and thereafter, such other projections approved by Borrower’s board of directors, provided that such projections shall reflect not less than 15% growth from the comparable period in the preceding fiscal year and shall be satisfactory to Bank.

“Revolving Line Maturity Date” is April 1, 2018.

2.4Exhibits.  Exhibit C (Compliance Certificate) is replaced with Exhibit C attached hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower publically filed with the SEC remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) delivery of duly executed corporate borrowing certificate in the form attached hereto, and (c) Borrower’s payment of all Bank Expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		TUBEMOGUL, INC.

By:	/s/ Charles Thor	By:	/s/ Ron Will
Name:	Charles Thor	Name:	Ron Will
Title:	Vice President	Title:	Chief Financial Officer